UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 4, 2015
____________________________________________________________________________
A10 NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36343	20-1446869
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3 West Plumeria Drive
San Jose, CA 95134
(Address of principal executive offices, including zip code)
(408) 325-8668
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On June 5, 2015, Lee Chen, Founder and CEO of A10 Networks, Inc. (“A10”), entered into a written stock trading plan in accordance with Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended.  Pursuant to the trading plan adopted on June 5, 2015, Mr. Chen may purchase up to an aggregate of $2,000,000 of A10 common stock.  The trading plan was entered into in accordance with the Company’s insider trading policy and is intended to comply with Rule 10b5-1 of the Exchange Act which permits persons to enter into a binding, pre-arranged plan to buy or sell Company stock at a time when such person is not in possession of material, nonpublic information about the Company.  The first purchase under the trading plan took place today 28,953 shares purchased at an average price of $6.88.  Prior to this purchase, Mr. Chen beneficially held approximately 16.9% of the outstanding common stock of A10.

               Mr. Chen will report transactions made pursuant to his plan to the Securities and Exchange Commission as required pursuant to Rule 16(b) of the Exchange Act.  Except as required by law, A10 does not undertake to report Rule 10b5-1 trading plans by other A10 officers or director or to report modifications, transactions or other activities under rule 10b5-1 trading plans or similar plans of any other officer or director.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2015

By: /s/ Greg Straughn
Greg Straughn
Chief Financial Officer